UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2006

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02(c). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 9.01 Financial Statements and Exhibits.
Signatures

INDEX TO EXHIBITS
Exhibit 99.1
Exhibit 99.2

Item 5.02(c). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2006, Photon Dynamics, Inc. announced the appointment of Wendell T. Blonigan, 44, to the position of Vice President and Chief Operating Officer. A copy of the press release is attached as Exhibit 99.2.

Prior to joining Photon Dynamics, Inc., Mr. Blonigan held various positions from 1991 through 2006 with AKT Inc., an Applied Materials company, culminating in an appointment as President from 2003 through 2006. Photon Dynamics, Inc. has entered into an Employment Letter and Change of Control Addendum pursuant to which Mr. Blonigan will receive an annual base salary of $280,000 per annum, subject to amendments by the Compensation Committee, and will be entitled to receive an initial grant of 70,000 options and 50,000 restricted share units. Mr. Blonigan will receive a signing bonus of $75,000 if he remains employed by the company for at least 90 days. In the event that Mr. Blonigan terminates his employment within one year of his hire date the bonus will be repaid on a prorated basis based on the number of months employed.

Mr. Blonigan is also eligible to participate in the “Photon Dynamics, Inc. Fiscal Year 2007 Management Incentive Bonus Program” which will be based on the evaluation of his performance against stated objectives (MBOs) and the financial performance of the company. The financial pool available to fund FY’07 management bonuses is subject to the approval of the Compensation Committee of the Photon Dynamics, Inc. Board of Directors. Mr. Blonigan will be eligible for an annual on target performance bonus in the amount of 65% of his base salary.

Mr. Blonigan entered into an agreement with Photon Dynamics, Inc. which provides for certain severance and other benefits in the event of a termination of his employment following a change of control of Photon Dynamics, Inc. Pursuant to the agreement, in the event of a termination of Mr. Blonigan’s employment without cause or Mr. Blonigan’s resignation for good reason, in each case within 12 months after a change of control of Photon Dynamics, Inc., Mr. Blonigan is entitled to receive one year of his base salary and on-target bonuses and accelerated vesting of all of his stock options. Based on his current compensation and assuming maximum on target bonus percentage, his cash severance payment under these circumstances would equal approximately $462,000.

A copy of the Employment Letter and Change of Control Addendum are attached as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Employment Letter and Change of Control Addendum between Wendell T. Blonigan and Photon Dynamics, Inc.

99.2	Press Release dated December 11, 2006 announcing the appointment of Wendell T. Blonigan as Vice President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: December 12, 2006	By:	/s/Carl C. Straub Jr.
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Employment Letter and Change of Control Addendum between Wendell T. Blonigan and Photon Dynamics, Inc.

99.2	Press Release dated December 11, 2006 announcing the appointment of Wendell T. Blonigan as Vice President and COO.